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                                                                Exhibit 10.26(b)

                                AMENDMENT NO. 2
                                       TO
                          THE ATMOS ENERGY CORPORATION
                      SUPPLEMENTAL EXECUTIVE BENEFITS PLAN
              Amended and Restated in its Entirety:  May 14, 1997

     This Amendment No. Two to The Atmos Energy Corporation Supplemental Executive Benefits Plan Amended and Restated in its Entirety (the "Plan"), effective as of May 14, 1997, amends the Plan pursuant to the provisions of
Section 9.1 of the Plan as follows:

     Section 7.1 is amended by striking the introductory sentence of said Section and substituting the following:

          "A Participant shall be entitled to a Death Benefit if he meets the requirements of either (a) or (b) or (c) as follows:"

     Section 7.1 is further amended by adding a new subsection (c) as follows:

          "(c) He is entitled to a Supplemental Pension pursuant to the provisions of Subsection 5.1(b) or Subsection 5.5(a) of this Plan, but dies before the commencement of his Supplemental Pension."

     Section 7.2 is amended by adding a new subsection (c) as follows:

          "(c) Deferred Retirement Death. In the case of a Participant who dies as provided in Subsection 7.1(c), a Death Benefit will be paid as provided in (i) or (ii) as follows:

                In the case of a Participant who dies prior to reaching age 55, to the beneficiary (determined as of the Participant's date of death) and in the amount that would have been applicable had the Participant lived to age 55, commenced his Supplemental Pension in the month immediately following the month in which he reached age 55 and died immediately after his Supplemental Pension commenced.

                In the case of a Participant who dies after reaching age 55, in the amount and to the beneficiary that would have been applicable had the Participant's Supplemental Pension commenced in the month of his death."

     Section 7.4 is amended by striking said Section and substituting in lieu thereof the following:
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          "Section 7.4.  Commencement of Death Benefits:

          The Death Benefits payable pursuant to Subsection 7.2(a) shall be paid, with respect to the Lump Sum Death Benefit, or shall commence, with respect to the Monthly and Dependent Death Benefits, as of the first day of the month next following the Participant's death.

          The Death Benefits payable pursuant to Subsections 7.2(b) and (c) shall commence as of the first day of the month next following the Participant's death, except in the case of the Death Benefit payable pursuant of Subsection 7.2(c)(i) which, unless earlier commencement is elected as provided below, shall commence as of the first day of the month following the month in which the Participant would have reached age 55. At the beneficiary's option, the Death Benefit payable under Subsection 7.2(c)(i) may commence on the first day of any month following the Participant's death. The earlier benefit to be paid shall be the actuarial equivalent of the benefit that would have been payable at the Participant's attainment of age 55, as determined under Subsection 7.2(c)(i). For purposes of this paragraph, an "actuarial equivalent" benefit shall be determined based upon an interest rate of 8.0% per annum and the 'IRS Applicable Table" as prescribed under Internal Revenue Code Section 417(e)(3)(A)(ii)(I).

          If the beneficiary entitled to receive the Death Benefits payable pursuant to Sections 7.2(b) or (c) is the Participant's surviving spouse and such spouse dies before commencement of the payment of these Death Benefits as provided in paragraph (b) above, then no Death Benefits shall be payable under Subsection 7.2(b) or (c)."

     Executed this 12th day of November, 1997, effective as of the date set forth herein.


                              ATMOS ENERGY CORPORATION


                              By:  /s/ Robert W. Best
                                  -------------------------
                                 Robert W. Best,
                                 Chairman, President and CEO

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